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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Classic Trends International, Inc.:

We hereby consent to the use in this Registration Statement on Form SB-2 of our reports dated October 5, 1998, and August 7, 1997, relating to the financial statements of Classic Trends International, Inc., and Posh International, Inc., respectively. We also consent to the reference to our firm under the caption `Experts' in the Prospectus.



Houston, Texas
January 11, 1999